Exhibit 4a2

DATED      18 February       2004

TOURNIGAN GOLD CORPORATION

("TOURNIGAN")

and

CONDOR SECURITIES LIMITED

("CONDOR")

SALE OF INTERESTS IN THE EL POTOSI AND CERRO PEDERNAL PROJECTS, EL SALVADOR

Fearis Salter Power Shervington

Solicitors

52 Ord Street

West Perth  WA  6005

Telephone:  (08) 9481 8700

Facsimile:   (08) 9481 8701

Reference:  SMP20030373

1

78921.2

TABLE OF CONTENTS

1.

DEFINITIONS AND INTERPRETATIONS

1

2.

CAPACITY OF CONDOR

4

3.

SALE AND PURCHASE

4

4.

CONSIDERATION

5

5.

CONDITIONS

5

6.

COMPLETION

6

7.

WARRANTIES

7

8.

DEFAULT

7

9.

CONTINUING OBLIGATIONS

8

10.

COSTS AND DISBURSEMENTS

8

11.

NOTICES

8

12.

GOVERNING LAW AND JURISDICTION

9

13.

GENERAL

9

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THE AGREEMENT is made on      18th       day of  February                       2004

BETWEEN:

(1)

TOURNIGAN GOLD CORPORATION of Suite 520, 800 West Pender Street, Vancouver, BC, Canada ("Tournigan");

(2)

CONDOR SECURITIES LIMITED of Ground Floor, 30 Ledgar Road, Balcatta, Western Australia, Australia ("Condor").

INTRODUCTION

(A)

Tournigan is entitled to acquire certain interests in the El Potosi Project and the Cerro Pedernal Project in El Salvador pursuant to the MOU entered into with Brett Resources Inc.

(B)

Tournigan has agreed to sell to Condor the whole of its rights and interests in the MOU, the El Potosi Project and the Cerro Pedernal Project on the terms and conditions set out in this Agreement.

IT IS AGREED:

1.

DEFINITIONS AND INTERPRETATIONS

1.1

In this Agreement, unless the context otherwise requires:

"Agreement" means the agreement made by this document including the Introduction, Schedules and any Annexures, and includes all variations of, or amendments to, this document;

"Brett Resources" means Brett Resources Inc. a company incorporated in Canada and having its registered office at 900-475 Howe Street, Vancouver BC, Canada;

"Business Day" means a day on which trading banks are open for business in Perth, Western Australia;

"Claim" means, in relation to any person, a claim, action, proceeding, judgment, damage, loss, cost, expense or liability incurred by or to or made or recovered by or against the person, however arising and whether present, unascertained, immediate, future or contingent;

"Completion" means the performance of the acts set out in clause 6;

"Completion Date" means the date being 5 Business Days after the date on which the last of the Conditions is satisfied or waived;

"Condition" means a condition set out in clause 5.1;

"Consideration" means the consideration set out in clause 4.1;

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"date of this Agreement" means the date upon which the last Party executes this Agreement;

"End Date" means 90 days after the date of this Agreement;

"Encumbrance" means any royalty, lien, mortgage, charge, pledge, caveat, contract, security interest, title retention, preferential right or trust arrangement and any other security arrangement or agreement of any kind or which arises in any way and any right of first refusal, option to purchase, lease, pre-emptive right or any other right or interest of any third party or any defect or irregularity of title or any obligation or liability to any third party;

"Exploracion Lucero" means Exploracion Lucero S.A. de C.V., a company incorporated in El Salvador;

"Memorandum of Understanding" or "MOU" means the letter agreement entered into between Tournigan and Brett Resources dated 24 August 2002 in relation to the acquisition of interests in the El Potosi Project and the Cerro Pedernal Project by Tournigan from Brett Resources as amended by letters from Tournigan to Brett Resources dated 4 October 2002 and 24 September 2003;

"Mining Law" means the following decrees, laws and resolutions made by the Government of El Salvador or its Ministers, agents or authorised bodies:

(a)

mining law legislative decree no. 544 of 14 December 1995 published in the official newspaper no: 16, volume 330 of 24 January 1996;

(b)

by-laws of the mining law published in the official newspaper no. 144, volume 332 of 7 August 1996;

(c)

legislative decree no: 475 of 11 July 2001 published in official newspaper no: 144, volume 352 of 31 July 2001; and

(d)

all resolutions made by the Hydrocarbon Direccion and Mines of the Ministry of Economy and all other regulations and legislation of any governmental or regulatory authority which relate to the El Potosi Project or the Cerro Pedernal Project;

"Minister" means the minister or ministers from time to time responsible for the administration of any Mining Law;

"Cerro Pedernal Project" means the exploration licence granted by Resolution No: 121 of 5 June 2001 under the Mining Law and all Project Information relating to the area the subject of that licence;

"Parties" means Tournigan and Condor and "Party" means either of them;

"El Potosi Project" means the exploration licence for minerals, gold, silver, copper and zinc as granted to Exploracion Lucero by Resolution No: 291 of 30 November 2001 granted under the Mining Law and all Project Information relating to the area the subject of that licence;

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"Project" means the El Potosi Project or the Cerro  Pedernal Project or both of them as the context may require;

"Project Information" means all exploration data, information, records and documents (howsoever stored, electronically or otherwise) owned or under the control of Tournigan, Brett Resources or Exploracion Lucero and which relate to a Project;

"Sale Assets" means the:

(a)

the whole of the interest of Tournigan in the MOU; and

(b)

the Project Information;

“Shares” means fully paid ordinary shares in the capital of Condor issued at an issue price of $0.025;

"Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any governmental agency, including without limitation, income, capital gains, value added, excise, property, sale, transfer, payroll and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment);

“Warranty” means a warranty or representation made by a party pursuant to clause 7.

1.2

The singular includes the plural and the plural includes the singular.

1.3

A reference to a gender includes a reference to each other gender.

1.4

A reference to a person includes a reference to a firm, corporation or other corporate body.

1.5

A reference to a statute, regulation or provision of a statute or regulation ("statutory provision") includes a reference to:

(a)

that statutory provision as amended or re-enacted from time to time;  and

(b)

a replacement or a statutory provision.

1.6

Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have corresponding meanings.

1.7

A reference to a deed, agreement (including this Agreement) or other instrument or any provision of it is deemed to include a reference to that deed, agreement, instrument or provision as varied, supplemented, novated, assigned or replaced from time to time.

1.8

A reference to a month is a reference to a calendar month (whether or not beginning on the first day of any month).

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1.9

Headings are for ease of reference and do not form part of or affect the construction or interpretation of this Agreement.

1.10

A reference to a recital, clause, Schedule or Annexure is to a recital, clause, Schedule or Annexure of or to this Agreement.

1.11

This Agreement binds, in addition to the Parties, their respective successors in title.

1.12

If an act must be done on a specified day which is not a Business Day, then the act must instead be done on the next Business Day.

1.13

All references to monetary sums in this Agreement are in Australian dollars.

1.14

Words and expressions which are defined in a Schedule have the meanings ascribed to them in that Schedule wherever they are used in this Agreement.

1.15

A reference to a matter being "to the knowledge" of a person means that the matter is to the best of the knowledge, information and belief of that person after making reasonable enquiries in the circumstances.

2.

CAPACITY OF CONDOR

2.1

Condor enters into this Agreement in its own capacity and/or as agent for its nominee, a wholly owned company to be incorporated in El Salvador (“Condor Salvador”).

2.2

Condor may, upon giving written notice to Tournigan at any time prior to Completion, nominate Condor Salvador to be the purchaser of the Sale Assets in its place and from the date of such notice Condor Salvador shall be deemed to assume the whole of the rights and obligations of Condor under this Agreement, excepting the obligation to issue the Shares, which shall remain an obligation of Condor in any event.

2.3

From the date of any notice provided pursuant to clause 2.2 Condor shall be deemed to have guaranteed to Tournigan the due performance by Condor Salvador of the whole of its obligations under this Agreement.

2.4

Without limitation to clauses 2.1 or 2.2, if notice is given in accordance with clause 2.2 the obligation at Completion will be to transfer the Sale Assets to Condor Salvador and the deed of assignment to be provided at Completion shall be in favour of Condor Salvador.

3.

SALE AND PURCHASE

3.1

Tournigan agrees to assign and transfer to Condor and Condor agrees to accept the assignment and transfer of the Sale Assets free from any Encumbrances and otherwise on the terms and conditions of this Agreement.

3.2

Title to, property in and risk of the Sale Assets:

(a)

until Completion, remains solely with Tournigan; and

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(b)

passes to Condor on and from Completion.

4.

CONSIDERATION

4.1

Amount

The total consideration for the sale and purchase of the Sale Assets is the sum of $200,000.

4.2

Satisfaction

The Consideration shall be satisfied by the issue to Tournigan of 8,000,000 Shares.

4.3

Additional Consideration

At Completion, Condor will appoint Tournigan’s representative, Eric Lavarack to its Board of Directors.

5.

CONDITIONS

5.1

Conditions to Agreement

This Agreement is conditional, as a condition subsequent, to the satisfaction of the following conditions on or prior to the End Date;

(a)

any consent of any Minister or any other approval or registration which, in the opinion of Condor, is required to be obtained pursuant to any Mining Law to the transfer of the Sale Assets, or the Projects or any interest therein;

(b)

the receipt of all shareholder approvals and other approvals which Condor determines are reasonably required pursuant to the requirements of the Corporations Act 2001 of Australia or the constitution of Condor;

(c)

the receipt by Condor within 14 days of the execution of this Agreement of the written consent of Brett Resources and Exploracion Lucero to the transaction constituted by this Agreement and an undertaking by Brett Resources and Exploracion Lucero to execute a deed of assignment in the form annexed hereto as Annexure A prior to the Completion Date, such consent and undertaking to be in a form satisfactory to Condor;

(d)

the receipt by Tournigan of a notice of acceptance of this transaction for filing from the TSX Venture Exchange.

5.2

Post Completion Conditions

If within 6 months of the date of Completion or such later date as may be requested by Condor and approved by Tournigan:

(a)

Condor’s issued shares have not been listed for quotation on a Canadian stock exchange (a “Listing”); or

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(b)

Condor’s issued shares have not been exchanged for shares in a Canadian stock exchange listed company (an “Exchange”),

it is agreed that:

(c)

Condor shall deliver to Tournigan such deeds and transfers as are required to effect a transfer of the beneficial and legal registered ownership of the Projects back to Tournigan or its nominee;

(d)

Tournigan shall deliver the Shares issued pursuant to clause 4.2 back to Condor, together with such supporting documentation as may be required to effect deliverance of the Shares in the form required by Condor;

(e)

Tournigan shall be deeded to have irrevocably appointed the chairman of Condor (from time to time) as its proxy and attorney to exercise all of Tournigan’s rights whatsoever in respect of the Shares issued pursuant to clause 4.2 and act on Tournigan’s behalf at any meeting to approve the cancellation of the Shares issued pursuant to clause 4.2 to be cancelled in accordance with clause 5.2(d), Tournigan will ratify any acts carried out by the chairman of Condor in exercising the rights granted by this proxy and attorney and releases such proxy and attorney from any claim in respect of such exercise; and

(f)

Tournigan will reimburse Condor for all expenses Condor has incurred in exploration and maintenance of the Properties.

The parties agree that they will act reasonably in effecting the intent of this clause.

5.3

Satisfaction of Conditions

Tournigan and Condor shall use their respective best endeavours to satisfy the Conditions on or prior to the End Date.

5.4

Information and Consultation

(a)

Each Party will keep each other Party fully informed of all communications, discussions and dealings given or received by that Party in connection with an application for any consent or approval required as a Condition and will provide to each other Party copies of all written communications.

(b)

The Parties will use all reasonable endeavours to consult with each other regarding the terms of any correspondence or communication to be issued in connection with an application for a consent or approval required as a Condition.

5.5

Notification

Upon a Party becoming aware that any consent or approval required to be obtained as a Condition has been obtained, that Party will immediately notify the other Party.

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5.6

Waiver of Conditions

With exception of 5.1(d), the Conditions are for the benefit of Condor and may be waived by written notice from Condor to Tournigan.

5.7

Failure of Condition

If the Conditions have not been satisfied or waived by the End Date then this Agreement shall terminate and neither Party shall have any claim against the other except for claims subsisting prior to termination.

6.

COMPLETION

6.1

Completion shall take place on the Completion Date (or on such other date as may be agreed) at the offices of Condor.

6.2

The obligation of Tournigan at Completion is to transfer to Condor good title to, and possession of, the Sale Assets.  Accordingly, and without limitation, Tournigan must deliver or cause to be delivered to Condor at Completion:

(a)

a duly executed deed of assignment in the form annexed hereto as Annexure A whereby:

(i)

Exploracion Lucero agrees to be bound by the terms and conditions of the MOU;

(ii)

Exploracion Lucero and Brett Resources acknowledge and agree that the MOU is valid and subsisting in accordance with its terms and that there are no outstanding breaches of the MOU and that all obligations of Tournigan in respect of the MOU have been performed up to the date of Completion and that there are no variations or alterations to the MOU other than the letters from Tournigan to Brett Resources dated 4 October 2002 and 24 September 2003;

(iii)

the interests of Tournigan in the MOU and all rights and obligations in respect of the MOU are assigned by Tournigan to Condor with the consent of Brett Resources and Exploracion Lucero;

(b)

originals of all consents required for the transfer of the Sale Assets from Tournigan to Condor;

(c)

possession of the Sale Assets.

6.3

The obligation of Condor at Completion is to satisfy the Consideration by the issue and allotment to Tournigan of the number of Shares set out in clause 4.2, and to appoint one representative of Tournigan to the Board of Directors of Condor

6.4

The requirements of clauses 6.2 and 6.3 are interdependent and must be carried out contemporaneously.  No delivery or payment is deemed to have been made until all deliveries, payments and appointments have been made.

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6.5

Notwithstanding clause 6.4, if any act, matter or thing which ought to have been done or any document which ought to have been executed or delivered at Completion is found not to have been done, executed or delivered each Party must, upon request by the other Party after Completion, immediately do or cause to be done that act, matter or thing or execute and deliver or cause to be executed and delivered that document.

6.6

If any act, matter or thing is required to be done or any document is required to be executed or provided to Condor to more satisfactorily transfer possession or ownership of the Sale Assets to Condor then Tournigan must, upon request by Condor after Completion, immediately do or cause to be done that act, matter or thing or execute and deliver or cause to be executed and delivered that document.

6.7

Any obligation of a Party under this clause 6 which is not wholly performed at or before Completion shall survive and not merge on Completion if Completion (notwithstanding that non-performance) occurs.

7.

WARRANTIES

7.1

Condor warrants and represents to Tournigan that as at the date of this Agreement and as at the Completion Date it is authorised to enter into this Agreement and this Agreement constitutes a legal, valid and binding obligation on it enforceable in accordance with its terms.

7.2

Condor warrants and represents to Tournigan that as at the date of this Agreement and as at the Completion Date, the aggregate amount of its cash reserves and expenditure incurred by it on the Project is at least $550,000.

7.3

Tournigan warrants and represents to Condor that as at the date of this Agreement and as at the Completion Date the warranties and representations set out in SCHEDULE 1 are true and correct.

7.4

Condor warrants and represents to Tournigan that as at the date of this Agreement and as at the Completion Date the warranties and representations set out in SCHEDULE 2 are true and correct.

8.

DEFAULT

8.1

For the purposes of this Agreement the following events or occurrences shall constitute a default on the part of, or with respect to, the Party to which they relate:

(a)

any Warranty is or becomes false, misleading or incorrect in a material respect;

(b)

Tournigan fails to perform or observe any material covenant, agreement or obligation on its part under this Agreement; or

(c)

Condor fails to perform or observe any material covenant, agreement or obligation on its part under this Agreement.

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8.2

No party shall exercise any right arising as a result of a default by another party unless:

(a)

a Party not in default has first given to the Party in default a notice specifying the default complained of and requiring such default to be remedied within the period (being not less than 20 Business Days) specified in such notice; and

(b)

the Party in default fails to remedy such default to the reasonable satisfaction of the Party not in default within such period.

8.3

Where a Party has given a notice under clause 8.2 and the default specified in that notice has not been remedied to its reasonable satisfaction, that Party shall thereafter be entitled to exercise all of its rights at law or in equity in respect of that default.

9.

CONTINUING OBLIGATIONS

Each obligation and Warranty (except an obligation fully performed at Completion) continues in force despite Completion.

10.

COSTS AND DISBURSEMENTS

10.1

Each Party must pay its own costs and disbursements of and incidental to the negotiation, preparation, execution and registration of this Agreement, and all other documents and matters referred to in this Agreement.

10.2

All stamp duty and other government imposts and fees payable on or in connection with this Agreement are payable by Condor.

11.

NOTICES

11.1

Any notice or other communication required or permitted to be given by a Party under this Agreement must be in writing and:

(a)

delivered;

(b)

mailed by certified airmail, postage prepaid; or

(c)

sent by facsimile transmission,

to the address or facsimile number for service specified in clause 11.3.

11.2

A notice is sufficiently given if:

(a)

delivered, upon delivery;

(b)

mailed, on actual delivery to that address as evidenced by documentation of the postal system in the country of delivery; or

(c)

sent by facsimile, upon the transmission of the facsimile without error as indicated by the sending facsimile machine.

11.3

Each Party's address and facsimile number for service is:

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Tournigan:
Attention:	Damien Reynolds
Address:	Suite 520 800 West Pender Street Vancouver BC Canada V6C 2V6
Facsimile:	1 604 683 8340

Condor:
Attention:	Reg Gillard
Address:	Ground Floor 30 Ledgar Road Balcatta 6021 Western Australia Australia
Facsimile:	61 8 9240 2406

11.4

A Party may change its address or facsimile number for service by giving notice of that change to the other party.

12.

GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws for the time being in force in the State of Western Australia, Australia and the parties submit to the exclusive jurisdiction of the courts of or exercising jurisdiction in respect of the State of Western Australia, Australia.

13.

GENERAL

13.1

Variation

The provisions of this Agreement may only be amended, varied, supplemented or waived by an instrument or instruments in writing signed by the Parties.  No amendment, variation, supplement or waiver shall be valid or enforceable unless it is contained in a document executed by the Parties.

13.2

Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent only of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13.3

Approvals or Consents

In any case where pursuant to this Agreement the doing or execution of any act, matter or thing by a Party is dependent upon the consent or approval of another Party, such consent or approval may be given conditionally or unconditionally or

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withheld in that other Party's absolute, uncontrolled discretion unless otherwise herein provided.

13.4

Further Assurance

From time to time and at all times hereafter each Party shall do and execute or cause to be done and executed all such acts, deeds and assurances whatsoever for more effectively and satisfactorily giving effect to this Agreement and shall use all reasonable endeavours to cause third parties to do likewise.

13.5

Time of the Essence

Time shall be of the essence of this Agreement in all respects.

13.6

Entire Agreement

This Agreement constitutes the entire agreement between the Parties and shall take effect according to its tenor notwithstanding any other prior agreement, or documents which may have passed between the Parties or their respective advisers or may have been executed by all or any of them prior to the date of this Agreement.

13.7

Counterparts

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts each complete set of which, when so executed by all parties, shall be original but all such counterparts shall together constitute but one and the same instrument.

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EXECUTED as an Agreement.

THE COMMON SEAL of TOURNIGAN GOLD CORPORATION, the fixing of which was witnessed by: “Damien Reynolds” “Paul Simpson”
Signature of director Damien Reynolds Name of Director	Signature of director/secretary Paul Simpson Name of director/secretary

EXECUTED BY CONDOR SECURITIES LIMITED in accordance with Section 127 of the Corporations Act 2001
“Ron Gajewski”	“Reg Gillara”
Director	Director/Secretary
Ron Gajewski	Reg Gillara
Print Name	Print Name

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SCHEDULE 1

TOURNIGAN WARRANTIES

1.

Tournigan is duly incorporated and validly exists under the law of its place of incorporation.

2.

Tournigan has full corporate power and authority to own the Sale Assets.

3.

Tournigan is not insolvent and no receiver or manager or administrator or equivalent person or officer has been appointed over the Sale Assets and no such appointment has been threatened.

4.

Tournigan is not in liquidation or official management and no proceedings have been brought or threatened for the purpose of winding up Tournigan or placing it under official management or any equivalent order.

DUE AUTHORISATION

5.

The execution and delivery of this Agreement has been properly authorised by all necessary corporate action of Tournigan.

6.

Tournigan has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement.

7.

This Agreement constitutes a legal, valid and binding obligation of Tournigan enforceable in accordance with its terms by appropriate legal remedy.

8.

This Agreement and Completion does not conflict with or result in a breach of or default under any provision of the constitution or other governing articles of Tournigan or any material term or provision of any agreement or deed or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

SALE ASSETS

9.

Tournigan has good and marketable title to the Sale Assets free of Encumbrances and free from any security or third party interest and there is no agreement to create any security or third party interest and no claim has been made to any person to be entitled to an interest of that kind.

10.

The MOU is valid and subsisting in accordance with its terms and is binding upon Brett Resources and Exploracion Lucero and there has been no breach or threatened breach by Tournigan, Brett Resources or Exploracion Lucero of the MOU.

PROJECTS

11.

In relation to each of the Projects:

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(a)

the exploration licence the subject of the Project is current and validly subsisting, in full force and effect, and in good standing pursuant to and in accordance with the provisions of all Mining Laws;

(b)

all payments required to be paid or made in connection with the Project have been duly paid or made;

(c)

all work, expenditure and other requirements required to be performed in respect of the exploration licence the subject of the Project have been duly performed and all other conditions of the licence have been duly complied with;

(d)

Tournigan has not done or omitted to do any act, matter or thing as a result of which the exploration licence the subject of the Project may be, or be liable to be, cancelled, surrendered, withdrawn, forfeited, object to, charged, altered or encumbered;

(e)

no person other than Tournigan and the government of El Salvador (but only to the extent required under any Mining Law) owns or possesses any rights to explore or prospect for minerals or to mine on any part of the Projects;

(f)

there are no tribute, production or profit-sharing, royalty, carried interest, toll treatment or smelting, production sale or delivery or similar agreements or arrangements affecting the Projects or Tournigan’s interest in the Projects or any metals or minerals which may be derived from the Projects;

(g)

there is no outstanding notice or order issued under any environmental law or regulation of any government, governmental body or authority, or under any Mining Law the implementation of which (whether by force of law or voluntarily) might materially and adversely affect the Projects or impose any material liability in relation to the Projects;

(h)

Tournigan has complied with the requirements of each government, governmental body or authority having authority in relation to the Projects.

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SCHEDULE 2

CONDOR WARRANTIES

1.

Condor is duly incorporated and validly exists under the law of its place of incorporation.

2.

Condor has full corporate power and authority to enter into the Agreement and to comply with its obligations thereunder including the issuance of the Shares.

3.

Condor is not insolvent and no receiver or manager or administrator or equivalent person or officer has been appointed over its assets and no such appointment has been threatened.

4.

Condor is not in liquidation or official management and no proceedings have been brought or threatened for the purpose of winding up Condor or placing it under official management or any equivalent order.

5.

Condor is in good standing with all regulatory authorities having governance over it, including all applicable Australian taxation authorities.

DUE AUTHORISATION

6.

The execution and delivery of this Agreement has been properly authorised by all necessary corporate action of Condor.

7.

Condor has full corporate power and lawful authority to execute and deliver this Agreement and to consummate and perform or cause to be performed its obligations under this Agreement.

8.

This Agreement constitutes a legal, valid and binding obligation of Condor enforceable in accordance with its terms by appropriate legal remedy.

9.

This Agreement and Completion does not conflict with or result in a breach of or default under any provision of the constitution or other governing articles of Condor or any material term or provision of any agreement or deed or any writ, order or injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound.

CAPITALIZATION AND SHARES

10.

Condor has, as at the date of this Agreement, 25,904,505 common shares issued and outstanding. No person has any agreement, option, understanding or commitment (including convertible securities, warrants or convertible obligations of any nature), for the purchase or issue of or conversion into any of the unissued shares of Condor or any unissued securities of Condor

General

11.

To the best of Condor’s knowledge, information and belief, there is no basis for and there are no actions, suits, proceedings or investigations commenced, or to the knowledge of Condor contemplated or threatened, against or affecting Condor or by any person or before any arbitrator of any kind which would prevent

78921.2

or hinder the consummation of this Agreement or which have resulted in, involve the possibility of or could involve the possibility of any judgment or liability which can reasonably be expected to have a material adverse effect on the business operations, properties, assets or condition, financial or otherwise, of Condor.

12.

There are no known or anticipated material liabilities of any kind whatsoever, other than those incurred in the ordinary course of business (including absolute, accrued or contingent liabilities) nor any commitments whether or not determined or determinable, in respect of which Condor is or may become liable other than the liabilities disclosed on, reflected in or provided for in the financial statements of Condor, dated 30 June 2003, which have been delivered to Tournigan (the “Condor Statements”).

13.

The corporate records and minute books of Condor as required to be maintained by it under the laws of its respective jurisdiction of incorporation are up to date and contain complete and accurate minutes of all meetings of its respective directors and shareholders and all resolutions consented to in writing.

14.

Each of Condor’s material contracts and agreements between Condor and any other person is in full force and effect and, to the best of the knowledge of Condor, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and no material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice or lapse of time or both, would constitute such a material breach or default.

15.

Condor has duly filed on a timely basis all tax returns required to be filed by it and has paid all taxes which are due and payable, and has paid all assessments and reassessments, and all other taxes, governmental charges, penalties, interest and fines due and payable on or before the date hereof; adequate provision has been made for taxes payable for the current period for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against Condor; there are no actions, suits, proceedings, investigations or claims now threatened or pending against Condor in respect of taxes, governmental charges or assessments, or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

16.

The common shares of Condor are at present not listed and posted for trading on any Stock Exchange.

17.

To the best of Condor’s knowledge, Condor is in good standing and in compliance with its obligations under such securities legislation as is applicable to it in its jurisdictions of operation.

18.

To the best of Condor’s knowledge, Condor is in compliance, in all material respects, with all applicable laws.

1

78921.2

ANNEXURE A

DATED

TOURNIGAN GOLD CORPORATION

and

CONDOR SECURITIES LIMITED

BRETT RESOURCES INC.

EXPLORACION LUCERO S.A. de C.V.

DEED OF ASSIGNMENT AND ASSUMPTION

Fearis Salter Power Shervington

Solicitors

52 Ord Street

West Perth  WA  6005

Telephone:  (08) 9481 8700

Facsimile:   (08) 9481 8701

Reference:  SMP20030373

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THIS DEED  is made this

day of

2004

BETWEEN:

(1)

TOURNIGAN GOLD CORPORATION of Suite 520, 800 West Pender Street, Vancouver, BC, Canada ("Tournigan");

(2)

CONDOR SECURITIES LIMITED of Ground Floor, 30 Ledgar Road, Balcatta, Western Australia, Australia ("Condor");

(3)

BRETT RESOURCES INC. of 900-475 Howe Street, Vancouver BC, Canada ("Brett Resources");

(4)

EXPLORACION LUCERO S.A. de C.V. of [                ].

RECITALS:

(A)

Tournigan and Brett Resources entered into a Memorandum of Understanding dated 24 August 2002 in relation to the acquisition of interests in the El Potosi Project and the Cerro Pedernal Project by Tournigan from Brett Resources as amended by letters from Tournigan to Brett Resources dated 4 October 2002 and 24 September 2003.

(B)

Tournigan has agreed to assign its interest in the MOU to Condor.

(C)

Condor has requested that Exploracion Lucero, the holder of the Projects, enter into this Agreement to acknowledge that it is bound by the terms of the MOU.

(D)

Condor has agreed to acquire the interests of Tournigan in the MOU in consideration of the execution of this Agreement by the Parties hereto.

AGREED:

1.

INTERPRETATION

In this Deed unless the context or subject matter otherwise requires:

"Assigned Interest" means the whole of Tournigan's rights and obligations under the MOU;

"Brett Resources" means Brett Resources Inc. a company incorporated in Canada and having its registered office at 900-475 Howe Street, Vancouver BC, Canada;

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"Deed" means this deed;

"Effective Date" means the date of this Deed;

"Exploracion Lucero" means Exploracion Lucero S.A. de C.V., a company incorporated in El Salvador and having its registered address at [                                                        ];

"Memorandum of Understanding" or "MOU" means the letter agreement entered into between Tournigan and Brett Resources dated 24 August 2002 in relation to the acquisition of interests in the El Potosi Project and the Cerro Pedernal Project by Tournigan from Brett Resources as amended or varied by this Deed of Assignment;

"Obligations" means each and every one of the covenants, agreements, obligations and liabilities of Tournigan requiring observance, performance or fulfilment by Tournigan under the MOU.

"Cerro Pedernal Project" means the exploration licence granted by Resolution No: 121 of 5 June 2001 under the Mining Law and all Project Information relating to the area the subject of that licence;

"El Potosi Project" means the exploration licence for minerals, gold, silver, copper and zinc as granted to Exploracion Lucero by Resolution No: 291 of 30 November 2001 granted under the Mining Law and all Project Information relating to the area the subject of that licence;

"Project" means the El Potosi Project or the Cerro Pedernal Project or both of them as the context may require;

2.

ASSUMPTION BY EXPLORACION LUCERO

a.

In consideration of the assumption by Condor of Tournigan's Obligations under the MOU pursuant to this Deed, Exploracion Lucero acknowledges and agrees with Condor that notwithstanding it was not a party to the MOU:

i.

Exploracion Lucero is bound by the terms and conditions of the MOU as they affect its ownership and other interests in the Projects;

ii.

it will give effect to the rights of Tournigan or any assignee of Tournigan’s rights, including Condor, to acquire an interest in the Projects pursuant to the terms of the MOU and will execute all such documentation and carry out any act that may be required to transfer such interest to Tournigan or its assignees;

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iii.

Exploracion Lucero acknowledges and agrees that Condor, as assignee of the rights and obligations under the MOU, may enforce all rights and obligations arising under the MOU concerning the ownership or any other interest in the Project directly against Exploracion Lucero;

iv.

it will not transfer, assign, mortgage or encumber in any way its interest in the Projects in any manner which may conflict with the terms and conditions of the MOU.

b.

Without limitation to clause 2.1, each of the Parties to this Deed agrees that from the Effective Date the MOU is varied by adding Exploracion Lucero as a party who shall assume, jointly and severally, the same obligations as Brett Resources in respect of the transfer of interests in the Projects to Condor.

3.

ASSIGNMENT

Tournigan as beneficial owner hereby assigns to Condor absolutely the Assigned Interest and Condor hereby confirms acceptance of the assignment of the Assigned Interest so as to take effect on and from the Effective Date.

4.

COVENANT BY CONDOR

Condor covenants with Tournigan, Brett Resources and Exploracion Lucero that on and from the Effective Date, Condor will assume and perform the Obligations and be bound by all the terms and conditions, restrictions and obligation of the MOU as if named in the MOU in place of Tournigan.

5.

COVENANTS BY BRETT RESOURCES AND EXPLORACION LUCERO

With effect on and from the Effective Date, Brett Resources and Exploracion Lucero unconditionally and irrevocably:

i.

release Tournigan from all further Obligations and all claims, demands and liabilities whatsoever in respect of or in connection with the MOU without prejudice to any Obligation accruing or claim, demand or liability incurred prior to the Effective Date;

ii.

covenant with Condor that Condor shall enjoy and be entitled to the benefit of the Assigned Interest as if Condor were named in the MOU in place of Tournigan;

iii.

acknowledge and agree that the MOU is valid and enforceable in accordance with its terms and that there is no outstanding breach or obligation on the part of Tournigan which is required to be satisfied prior to the Effective Date and which remains outstanding;

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iv.

acknowledge and agree that Condor will, upon the execution of this Deed by all Parties, become entitled to acquire a 100% interest in the El Potosi Project and a 60% interest in the Cerro Pedernal Project on the terms and conditions of the MOU;

v.

acknowledge and agree that they have no claim in relation to any prior breach or action of Tournigan or any other Party in relation to the MOU prior to the Effective Date and each of them hereby releases Tournigan or any successor in title from any such claim to the extent it may exist.

6.

GENERAL

a.

Each of the parties to this Deed shall make, do, execute and deliver all such acts, instruments and things as are necessary or desirable to implement and give full effect to the provisions of this Deed.

b.

Condor will pay the stamp duty assessed on this Deed.

c.

Each party will pay their own legal costs of and incidental to the preparation and execution of this Deed.

d.

For all purposes this Deed shall be governed by and construed in accordance with the laws of Western Australia, Australia and the parties agree to submit to the non-exclusive jurisdiction of the Courts of Western Australia, Australia and all Courts competent to hear appeals therefrom.

e.

This Deed may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.   A facsimile copy of this Deed executed by a party shall be treated for all purposes as valid execution of the Deed by that party.

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Executed by the parties as a Deed.

THE COMMON SEAL of TOURNIGAN GOLD CORPORATION, the fixing of which was witnessed by:
Signature of director Name of Director	Signature of director/secretary Name of director/secretary

EXECUTED BY CONDOR SECURITIES LIMITED in accordance with Section 127 of the Corporations Act 2001

Director	Director/Secretary

Print Name	Print Name

THE COMMON SEAL of BRETT RESOURCES INC., the fixing of which was witnessed by:
Signature of director Name of Director	Signature of director/secretary Name of director/secretary

EXECUTED BY EXPLORACION LUCERO S.A. de C.V., by it’s Sole Administrator and Legal Representative:
Signature of Administrator/ Legal Representative John Spurney Name of Administrator/ Legal Representative

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